Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-72086, 33-86040, 333-05643, 333-56215, 333-42708, 333-101037 and 333-107317 of The Talbots, Inc. and its subsidiaries on Forms S-8 of our report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and intangible assets on February 3, 2002) dated April 14, 2004, appearing in this Annual Report on Form 10-K of The Talbots, Inc. for the year ended January 31, 2004.

Boston, Massachusetts

April 14, 2004